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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     Rawlings Sporting Goods Company, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                         RAWLINGS SPORTING GOODS COMPANY
                              1859 Intertech Drive
                             Fenton, Missouri 63026


                          SUPPLEMENT TO PROXY STATEMENT


TO OUR STOCKHOLDERS:

         On December 3, 2001, W. James Host and Robert S. Prather, Jr. resigned from the Board of Directors of Rawlings Sporting Goods Company, Inc. (the "Company"). Messrs. Host and Prather were appointed to the Board of Directors by Bull Run Corporation ("Bull Run") pursuant to an Investment Purchase Agreement (the "Purchase Agreement") between the Company and Bull Run. Upon their appointment, Messrs. Host and Prather entered into agreements with the Company requiring their resignation if Bull Run failed to fully exercise the warrants purchased by Bull Run under the Purchase Agreement. Bull Run did not fully exercise the warrants before their expiration on November 21, 2001, which resulted in the resignations of Messrs. Host and Prather from the Board of Directors.

         Pursuant to the Certificate of Incorporation of the Company, the Board of Directors may fill one or both of the vacancies created by the foregoing resignations, reduce the number of directors constituting the Board of Directors, allow one or both vacancies to remain unfilled or take any combination of these actions. The Board of Directors determined not to fill the vacancies created by these resignations at this time, and has reduced the total number of members on the Board to six. In the future, the Board of Directors may consider increasing the size of the Board of Directors and may consider other persons for appointment or election to the Board of Directors.

         The Board of Directors has filled the vacancy on the Audit Committee resulting from Mr. Prather's resignation, and the position opened by the decision of Linda Griggs not to stand for reelection to the Board, by appointing William Robinson and Ed Ryan to the Audit Committee. The Board has also filled the vacancy on the Compensation Committee resulting from Mr. Host's resignation by appointing Ed Ryan to the Compensation Committee.

         Any stockholder who desires to revoke a previously executed proxy may do so by executing and delivering a new proxy or by filing a written notice of revocation of the proxy with the Secretary of the Company prior to the voting of the proxy at the Annual Meeting of Stockholders on January 9, 2002.

                                           By Order of the Board of Directors,

                                           /s/ Howard B. Keene
                                               Howard B. Keene
                                               Secretary



December 11, 2001